UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2012

Commission File Number: 000-23575

COMMUNITY WEST BANCSHARES

(Exact name of registrant as specified in its charter)

California	77-0446957
(State of	(IRS Employer
incorporation)	Identification No.)

445 Pine Avenue, Goleta, California (Address of principal executive offices)	93117 (Zip code)

(805) 692-5821

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 11, 2012, the United States Department of the Treasury (“Treasury”) sold all 15,600 of its shares (the “Shares”) of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value, having a liquidation preference of $1,000 per share. The Treasury had acquired the Shares on December 19, 2008 as part of the Treasury’s Troubled Asset Relief Program – Capital Purchase Program (“TARP”). The Treasury continues to hold a warrant to purchase up to 521,158 shares of the Company’s common stock, no par value, at an exercise price of $4.49 per share.

The Treasury sold the Shares in a non-public offering as part of a modified “Dutch auction” process. The Company did not bid on any of the Shares, which were all sold to third party purchasers unaffiliated with the Company. The Company did not receive any proceeds from this auction. As a result of the Treasury’s sale of the Shares, the Company’s operations will no longer be limited by the TARP restrictions or regulations regarding executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2012

COMMUNITY WEST BANSHARES

By:	/s/ Martin E. Plourd
Martin E. Plourd President and Chief Executive Officer